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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-49120 of Thoratec Laboratories Corporation on Form S-4 of our report dated February 18, 2000 appearing in the Annual Report on Form 10-K of Thoratec Laboratories Corporation for the year ended January 1, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
San Francisco, California
December 27, 2000